Exhibit 23.3 What inspires you, inspires us. | eidebailly.com 7001 E. Belleview Ave., Ste. 700 | Denver, CO 80237-2733 | TF 866.740.4100 | T 303.770.5700 | F 303.770.7581 | EOE CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2020 of Ring Energy, Inc. (the “financial statements”), included in Part IV of the Form 10-K for the fiscal year ended December 31, 2022, have been audited by Eide Bailly LLP, independent auditors, as stated in our report appearing herein. We consent to the inclusion in the Form 10-K for the fiscal year ended December 31, 2022 of our report, dated March 16, 2021, on our audit of the financial statements of Ring Energy, Inc. Denver, Colorado March 9, 2023